PRELIMINARY COPY SUBJECT TO COMPLETION

BRIGHAM MINERALS, INC. 5914 W. COURTYARD DR., SUITE 200 AUSTIN, TX 78730

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by [         ] P.M. CT on [        ], 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNRL2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by [         ] P.M. CT on [         ], 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D93140-S56514	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIGHAM MINERALS, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2:				For	Against	Abstain

1.

Merger Proposal – To approve and adopt the terms of the Agreement and Plan of Merger, dated as of September 6, 2022, as amended from time to time, by and among the Company, Sitio Royalties Corp. (“Sitio”) and certain subsidiaries of the Company and Sitio and the transactions contemplated thereby, as more particularly described in the consent solicitation statement/proxy statement/prospectus.

				☐	☐	☐

2.

Compensation Proposal – To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the mergers as more particularly described in the consent solicitation statement/proxy statement/prospectus.

				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY SUBJECT TO COMPLETION

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice & Consent Solicitation Statement/Proxy Statement/Prospectus are available at

www.proxyvote.com

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D93141-S56514

BRIGHAM MINERALS, INC.

Special Meeting of Stockholders

[    ], 2022 [    ] AM CT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert M. Roosa, Blake C. Williams and Kari A. Potts, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of BRIGHAM MINERALS, INC. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually via a live webcast at www.virtualshareholdermeeting.com/MNRL2022SM at [    ] AM CT on [    ], 2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side